Exhibit 2.4

AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER, CONVERSION AND SHARE EXCHANGE

This AMENDMENT NO. 3 (this “Amendment”), dated as of June 1, 2010, to that certain Agreement and Plan of Merger, Conversion and Share Exchange (the “Merger Agreement”), dated as of September 5, 2008, as amended by Amendment No. 1, dated as of January 6, 2009, and Amendment No. 2, dated as of June 16, 2009, is made by and among FUNTALK CHINA HOLDINGS LIMITED, an exempted limited company incorporated in the Cayman Islands (the “Company” or “MK Cayman”), PYPO DIGITAL COMPANY LIMITED, an exempted limited company incorporated in the Cayman Islands and a wholly-owned subsidiary of the Company (“Pypo Cayman”), PYPO HOLDINGS (HK) COMPANY LIMITED, a company incorporated in Hong Kong and a wholly owned subsidiary of Pypo Cayman (“Pypo HK”), BEIJING PYPO TECHNOLOGY GROUP COMPANY LIMITED, a limited liability company established in the PRC and an indirect wholly owned subsidiary of Pypo Cayman (“Pypo PRC), ARCH DIGITAL HOLDINGS LIMITED, a company incorporated in the British Virgin Islands (“ARCH BVI”), CAPITAL ALLY INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands (“Capital Ally”), MICHAEL MARKS and BERNARD J. TANENBAUM III (collectively as the “Parties”).  MICHAEL MARKS and BERNARD J. TANENBAUM III are collectively referred to herein as the “Middle Kingdom Representatives”. Arch BVI and Capital Ally are collectively referred to herein as the “Pypo Shareholders.”  Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

RECITALS

A.           Middle Kingdom Alliance Corp., a corporation incorporated in the State of Delaware, USA (“Middle Kingdom”), MK Arizona Corp., a corporation incorporated in the State of Arizona, USA and a wholly-owned subsidiary of Middle Kingdom (“MK Arizona”), Pypo Cayman, Pypo HK, Pypo PRC, ARCH BVI and Capital Ally have heretofore executed and entered into the Merger Agreement;

B.           On July 9, 2009, Middle Kingdom merged into MK Arizona, and MK Arizona subsequently converted and continued its corporate existence from Arizona to the Cayman Islands and changed its name to the name of the Company;

C.           Pursuant to Section 16.2 of the Merger Agreement, the parties thereto may amend the Merger Agreement by an instrument in writing signed by each of them; and

D.           All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Parties have been in all respects duly authorized by the Parties.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual agreements herein contained, and intending to be legally bound herein, the Parties hereto agree as follows:

1.    Section 12.4 (a) of the Merger Agreement is amended by replacing it in its entirety with the following:

“(a)           (1) For a period commencing on the Closing Date and ending not sooner than March 31, 2011 (or March 31, 2012 if the Earn-Out Shares applicable to FY2011 have not been issued and delivered pursuant to Section 5.2(b)(vi) hereof), the Combined Board will consist of up to eight (8) persons. (2) For a period commencing from the Closing Date until the next annual meeting of stockholders of MK Cayman, or until each director’s successor is elected and takes office, the Combined Board shall consist of: (i) one (1) person nominated by the Middle Kingdom Representatives (with such person to have the right to designate an alternate) and (ii) up to seven (7) persons nominated by the Pypo Shareholders (at least half of which shall be “independent directors” as such term is defined in the NASDAQ Marketplace Rule (the “Independent Directors”). Provided, however, that, in the case of clause (1) and clause (2)(ii) above and in the case of clause (1) and clause (2)(ii) above only, such clauses may be amended, modified or terminated by MK Cayman after the Closing Date with the consent of the majority of the Independent Directors then serving on the board of the directors of MK Cayman.”

2.    Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

3.    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

FUNTALK CHINA HOLDINGS LIMITED By: /s/ Kuo Zhang Name: Kuo Zhang Title: Chairman of the Board of Directors Chang’ An XingRong Center No. 1 NaoShiKou Street XiCheng District Beijing, PRC

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Signature Page to Amendment No. 3

PYPO DIGITAL COMPANY LIMITED

By: /s/ Kuo Zhang
Name: Kuo Zhang
Title: Director

Cricket Square, Hutchins Drive
PO Box 2681
Grand Cayman, KY1-1111
Cayman Islands

BEIJING PYPO TECHNOLOGY GROUP COMPANY LIMITED

By: /s/ Kuo Zhang
Name: Kuo Zhang
Title: Chairman of the Board of Directors

South 3/F
Chang’ An XingRong Center
No. 1 NaoShiKou Street
XiCheng District
Beijing, PRC

PYPO HOLDINGS (HK) COMPANY LIMITED

By: /s/ Kuo Zhang
Name: Kuo Zhang
Title: Director

48/F
Bank of China Tower
1 Garden Road
Central Hong Kong

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Signature Page to Amendment No. 3

ARCH DIGITAL HOLDINGS LIMITED By: /s/ Clement Kwong Name: Clement Kwong Title: Director c/o ARC Advisors (HK) Limited 13/F, St. John’s Building 33 Garden Road Central, Hong Kong

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Signature Page to Amendment No. 3

CAPITAL ALLY INVESTMENTS LIMITED By: /s/ Kuo Zhang Name: Kuo Zhang Title: Director 48/F, Bank of China Tower 1 Garden Road Central, Hong Kong

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Signature Page to Amendment No. 3

MICHAEL MARKS By: /s/ Michael Marks Unit 35226 35th Floor Citic Square 1168 Nanjing Road West Shanghai, PRC

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Signature Page to Amendment No. 3

BERNARD J. TANENBAUM III By: /s/ Bernard J. Tanenbaum III 333 Sandy Springs Circle Suite 223 Atlanta, GA USA

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Signature Page to Amendment No. 3